                            CERTIFICATE OF AMENDMENT

                                       OF

                               eVent Capital I LLC

                        Pursuant to Section 18-202 of the
                          Limited Liability Company Act

1.   The name of the limited liability company is eVent Capital I LLC.

2.   The  Certificate  of Formation is hereby  amended to change the name of the limited liability company to eVent Resources I LLC.

3.   According,  Article 1. of the  Certificate of Formation  shall, as amended, read as follows:

          "1. The name of the limited liability company is eVent Resources
                    I LLC."

          IN WITNESS  WHEREOF,  the undersigned  authorized  person has executed this Certificate of Amendment on this 30th day of November, 2000.

                                            EVENT CAPITAL I LLC

                                            By
                                            Name: Mary E. Keogh
                                            Title:   Authorized Person